Exhibit 99.1

DELPHI REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported fourth quarter 2015 U.S. GAAP earnings from continuing operations of $0.70 per diluted share. Excluding special items, fourth quarter earnings from continuing operations totaled $1.39 per diluted share.

Fourth Quarter Highlights Include:

•	Revenue of $3.9 billion, up 11% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP diluted earnings per share from continuing operations of $0.70

◦	Excluding special items, earnings from continuing operations of $1.39 per diluted share, up 7%

•	Adjusted Operating Income of $503 million

◦	Adjusted Operating Income margin of 13.0%

•	Generated $638 million of cash from continuing operations

•	Share repurchases and dividends of $270 million

•	Completed acquisition of HellermannTyton Group PLC in December 2015

Full Year 2015 Highlights Include:

•	Revenue of $15.2 billion, up 6% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP diluted earnings per share from continuing operations of $4.14

◦	Excluding special items, earnings from continuing operations of $5.22 per diluted share, up 6%

•	Adjusted Operating Income of $1,971 million

◦	Adjusted Operating Income margin of 13.0%, up 60 basis points

•	Generated $1,667 million of cash from continuing operations

•	Share repurchases and dividends of $1.4 billion

“Delphi’s global team delivered strong financial and operational results in 2015," said Kevin Clark, Delphi president and chief executive officer. "Despite the impacts of a challenging global marketplace, we grew organic revenue 6 percent, expanded operating margins 60 basis points and generated $1.7 billion of cash flow from operations. We also had a record of more than $26 billion in new business bookings. Delphi is well-positioned heading into 2016 and will continue to deliver on both our customer and shareholder commitments."

Fourth Quarter 2015 Results
The Company reported fourth quarter 2015 revenue of $3.9 billion, an increase of 3% from the prior year period, reflecting volume growth, partially offset by unfavorable currency impacts. Adjusted for currency exchange, commodity movements, the acquisition of HellermannTyton Group PLC and the divestiture of the Company's Reception Systems business, revenue increased by 11% in the fourth quarter. This reflects growth of 18% in Asia, 13% in Europe and 7% in North America, partially offset by a decline of 26% in South America.
The Company reported fourth quarter 2015 U.S. GAAP net income from continuing operations of $199 million and earnings from continuing operations of $0.70 per diluted share, compared to $340 million and $1.15 per diluted share in the prior year period. Fourth quarter net income from continuing operations excluding restructuring and other special items ("Adjusted Net Income"), totaled $391 million, or $1.39 per diluted share, which includes the favorable impact of a reduced share count. Adjusted Net Income in the prior year period was $386 million, or $1.30 per diluted share.
Fourth quarter earnings before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items ("Adjusted Operating Income") was $503 million, compared to $497 million in the prior year period. Despite the unfavorable impact of currency exchange, Adjusted Operating Income increased as a result of above-market growth of our businesses in Asia Pacific, Europe and North America. Adjusted Operating Income margin in the fourth quarter of 2015 was 13.0%, compared with 13.2% in the prior year period. Depreciation and amortization expense totaled $146 million in the fourth quarter, compared to $134 million in the prior year period.
Interest expense for the fourth quarter totaled $35 million, as compared to $34 million in the prior year period, which reflects the issuance of $1.3 billion in senior unsecured notes in the fourth quarter to finance the acquisition of HellermannTyton Group, PLC.
Tax expense in the fourth quarter of 2015 was $61 million, resulting in an effective tax rate of approximately 22%, compared to $74 million, or an effective tax rate of approximately 17%, in the prior year period. The increase in the effective tax rate reflects the impacts of discrete items and the geographic mix of pretax earnings.

Full Year 2015 Results
For full year 2015, the Company reported revenue of $15.2 billion, a decline of 2% from the prior year period, reflecting unfavorable currency impacts, which offset continued volume growth. Adjusted for currency exchange, commodity movements, the acquisition of HellermannTyton Group PLC and the divestiture of the Company's Reception Systems business, revenue increased by 6% during the year. This reflects growth of 12% in Asia, 7% in North America and 6% in Europe, partially offset by a decline of 19% in South America.
For full year 2015, the Company reported U.S. GAAP net income from continuing operations of $1,188 million and earnings from continuing operations of $4.14 per diluted share, compared to $1,309 million and $4.34 per diluted share in the prior year period. Full year 2015 Adjusted Net Income totaled $1,495 million, or $5.22 per diluted share, which includes the favorable impact of a reduced share count. Adjusted Net Income in the prior year period was $1,492 million, or $4.94 per diluted share.

The Company reported Adjusted Operating Income of $1,971 million for full year 2015, compared to $1,925 million in the prior year period. Adjusted Operating Income margin was 13.0% for full year 2015, an improvement of 60 basis points, compared with 12.4% in the prior year period. Despite the unfavorable impact of currency exchange, Adjusted Operating Income increased as a result of above-market growth of our businesses in Asia Pacific, Europe and North America, and the impact of successful cost reduction initiatives, including our continuing rotation to low-cost manufacturing locations in Europe. Depreciation and amortization expense totaled $540 million, comparable to $540 million in the prior year period.
Interest expense for full year 2015 totaled $127 million, a decrease from $135 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarters of 2015 and 2014. Additionally, the years ended December 31, 2015 and 2014 included losses on the extinguishment of debt totaling $58 million and $34 million, respectively.
Tax expense for full year 2015 was $263 million, resulting in an effective tax rate of approximately 17%, compared to $255 million, or an effective tax rate of approximately 16%, in the prior year period. The increase in the effective tax rate is primarily attributable to the geographic mix of pretax earnings.
The Company generated net cash flow from continuing operating activities of $1,667 million in 2015, compared to $2,045 million in the prior year period. Cash flow before financing totaled $961 million, compared to $1,278 million in the prior year period. As of December 31, 2015, the Company had cash and cash equivalents of $0.5 billion and total debt of $4.0 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Acquisition of HellermannTyton Group PLC
Delphi completed the acquisition of HellermannTyton Group PLC ("HellermannTyton") in December 2015. HellermannTyton is a leading global manufacturer of high-performance and innovative cable management solutions, and the acquisition expands our product offerings within the connected vehicle solutions market and further strengthens our leading position in the electrical architecture market, while providing a platform to grow HellermannTyton’s adjacent industrial end markets, including aerospace, defense, alternative energy and mass transit.

Share Repurchase Program
During the fourth quarter of 2015, Delphi repurchased 2.41 million shares for approximately $200 million under its existing authorized share repurchase program, leaving approximately $507 million available for future share repurchases. Year-to-date, the Company has repurchased 14.58 million shares for approximately $1.2 billion. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Q1 and Full Year 2016 Outlook
The Company's first quarter and full year 2016 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2016	Full Year 2016
Revenue	$4,000 - $4,100	$16,600 - $17,000
Adjusted operating income	$490 - $520	$2,200 - $2,300
Adjusted operating income margin	12.3% - 12.7%	13.3% - 13.6%
Adjusted earnings per share	$1.28 - $1.38	$5.80 - $6.10
Cash flow from operations		$2,000
Capital expenditures		$800
Adjusted effective tax rate	17%	17%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at investor.delphi.com. The conference ID number is 26458003. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments and gains (losses) on business divestitures. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures.
Adjusted Net Income represents net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes adjusted operating income, adjusted net income, adjusted net income per share and cash flow before financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a high-technology company that integrates safer, greener and more connected solutions for the automotive sector. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 44 countries. Visit delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net sales	$3,879	$3,778	$15,165	$15,499
Operating expenses:
Cost of sales	3,161	3,004	12,155	12,471
Selling, general and administrative	252	268	1,017	1,036
Amortization	23	23	93	94
Restructuring	108	19	177	140
Total operating expenses	3,544	3,314	13,442	13,741
Operating income	335	464	1,723	1,758
Interest expense	(35)	(34)	(127)	(135)
Other (expense) income, net	(21)	1	(88)	(8)
Income from continuing operations before income taxes and equity income	279	431	1,508	1,615
Income tax expense	(61)	(74)	(263)	(255)
Income from continuing operations before equity income	218	357	1,245	1,360
Equity income, net of tax	6	5	16	20
Income from continuing operations	224	362	1,261	1,380
(Loss) income from discontinued operations, net of tax	(3)	6	274	60
Net income	221	368	1,535	1,440
Net income attributable to noncontrolling interest	29	24	85	89
Net income attributable to Delphi	$192	$344	$1,450	$1,351

Amounts attributable to Delphi:
Income from continuing operations	$199	$340	$1,188	$1,309
(Loss) income from discontinued operations	(7)	4	262	42
Net income	$192	$344	$1,450	$1,351

Diluted net income (loss) per share:
Continuing operations	$0.70	$1.15	$4.14	$4.34
Discontinued operations	(0.02)	0.01	0.92	0.14
Diluted net income per share attributable to Delphi	$0.68	$1.16	$5.06	$4.48
Weighted average number of diluted shares outstanding	281.64	296.93	286.64	301.89

Cash dividends declared per share	$0.25	$0.25	$1.00	$1.00

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$535	$859
Restricted cash	1	1
Accounts receivable, net	2,750	2,400
Inventories	1,181	1,013
Other current assets	431	567
Current assets held for sale	223	384
Total current assets	5,121	5,224
Long-term assets:
Property, net	3,377	3,021
Investments in affiliates	94	98
Intangible assets, net	1,383	728
Goodwill	1,539	656
Other long-term assets	459	483
Long-term assets held for sale	—	511
Total long-term assets	6,852	5,497
Total assets	$11,973	$10,721
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$52	$34
Accounts payable	2,541	2,278
Accrued liabilities	1,204	1,221
Current liabilities held for sale	130	356
Total current liabilities	3,927	3,889
Long-term liabilities:
Long-term debt	3,956	2,392
Pension benefit obligations	854	1,002
Other long-term liabilities	503	390
Long-term liabilities held for sale	—	35
Total long-term liabilities	5,313	3,819
Total liabilities	9,240	7,708
Commitments and contingencies
Total Delphi shareholders' equity	2,250	2,510
Noncontrolling interest	483	503
Total shareholders’ equity	2,733	3,013
Total liabilities and shareholders’ equity	$11,973	$10,721

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2015	2014
	(in millions)
Cash flows from operating activities:
Net income	$1,535	$1,440
Income from discontinued operations, net of tax	274	60
Income from continuing operations	1,261	1,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	540	540
Deferred income taxes	(21)	(5)
Income from equity method investments, net of dividends received	1	(20)
Loss on extinguishment of debt	58	34
Other, net	208	148
Changes in operating assets and liabilities:
Accounts receivable, net	(207)	67
Inventories	(38)	21
Accounts payable	194	(6)
Other, net	(238)	(4)
Pension contributions	(91)	(110)
Net cash provided by operating activities from continuing operations	1,667	2,045
Net cash provided by operating activities from discontinued operations	36	90
Net cash provided by operating activities	1,703	2,135
Cash flows from investing activities:
Capital expenditures	(704)	(779)
Proceeds from sale of property / investments	10	15
Net proceeds from divestiture of discontinued operations	730	—
Proceeds from business divestitures, net of payments of $14 in 2015	11	—
Cost of business acquisitions, net of cash acquired	(1,654)	(345)
Cost of technology investments	(23)	(5)
Decrease in restricted cash	—	2
Net cash used in investing activities from continuing operations	(1,630)	(1,112)
Net cash used in investing activities from discontinued operations	(69)	(74)
Net cash used in investing activities	(1,699)	(1,186)
Cash flows from financing activities:
Increase in short and long-term debt, net	1,283	8
Dividend payments of consolidated affiliates to minority shareholders	(63)	(73)
Repurchase of ordinary shares	(1,159)	(1,024)
Distribution of cash dividends	(286)	(301)
Taxes withheld and paid on employees' restricted share awards	(59)	(8)
Net cash used in financing activities	(284)	(1,398)
Effect of exchange rate fluctuations on cash and cash equivalents	(45)	(36)
Decrease in cash and cash equivalents	(325)	(485)
Cash and cash equivalents at beginning of period	904	1,389
Cash and cash equivalents at end of period	$579	$904
Cash and cash equivalents of discontinued operations	$44	$45
Cash and cash equivalents of continuing operations	$535	$859

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2015	2014	%	2015	2014	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,117	$2,005	6%	$8,180	$8,274	(1)%
Powertrain Systems	1,096	1,133	(3)%	4,377	4,535	(3)%
Electronics and Safety	704	684	3%	2,774	2,885	(4)%
Eliminations and Other (a)	(38)	(44)		(166)	(195)
Net Sales	$3,879	$3,778		$15,165	$15,499

Adjusted Operating Income
Electrical/Electronic Architecture	$276	$248	11%	$1,095	$1,060	3%
Powertrain Systems	154	153	1%	553	518	7%
Electronics and Safety	73	96	(24)%	323	347	(7)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$503	$497		$1,971	$1,925

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months and years ended December 31, 2015 and 2014:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	279.29	294.11	285.20	300.27
Dilutive shares related to RSUs	2.35	2.82	1.44	1.62
Weighted average ordinary shares outstanding, including dilutive shares	281.64	296.93	286.64	301.89
Basic net income (loss) per share:
Continuing operations	$0.71	$1.16	$4.16	$4.36
Discontinued operations	(0.02)	0.01	0.92	0.14
Basic net income per share attributable to Delphi	$0.69	$1.17	$5.08	$4.50
Diluted net income (loss) per share:
Continuing operations	$0.70	$1.15	$4.14	$4.34
Discontinued operations	(0.02)	0.01	0.92	0.14
Diluted net income per share attributable to Delphi	$0.68	$1.16	$5.06	$4.48

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance, which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2016 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions)
Net income attributable to Delphi	$192	$344	$1,450	$1,351
Interest expense	35	34	127	135
Other expense (income), net	21	(1)	88	8
Income tax expense	61	74	263	255
Equity income, net of tax	(6)	(5)	(16)	(20)
Loss (income) from discontinued operations, net of tax	3	(6)	(274)	(60)
Net income attributable to noncontrolling interest	29	24	85	89
Operating income	335	464	1,723	1,758
Restructuring	108	19	177	140
Other acquisition and portfolio project costs	17	14	47	20
Asset impairments	10	—	16	7
(Gain) loss on business divestitures, net	33	—	8	—
Adjusted operating income	$503	$497	$1,971	$1,925

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$249	$60	$26	$—	$335
Restructuring	15	82	11	—	108
Other acquisition and portfolio project costs	11	3	3	—	17
Asset impairments	1	9	—	—	10
(Gain) loss on business divestitures, net	—	—	33	—	33
Adjusted operating income	$276	$154	$73	$—	$503

Depreciation and amortization (a)	$74	$51	$21	$—	$146

Three Months Ended December 31, 2014	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$233	$143	$88	$—	$464
Restructuring	6	7	6	—	19
Other acquisition and portfolio project costs	9	3	2	—	14
Adjusted operating income	$248	$153	$96	$—	$497

Depreciation and amortization (a)	$69	$45	$20	$—	$134

Year Ended December 31, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$1,014	$417	$292	$—	$1,723
Restructuring	37	115	25	—	177
Other acquisition and portfolio project costs	26	12	9	—	47
Asset impairments	4	9	3	—	16
(Gain) loss on business divestitures, net	14	—	(6)	—	8
Adjusted operating income	$1,095	$553	$323	$—	$1,971

Depreciation and amortization (a)	$276	$185	$79	$—	$540

Year Ended December 31, 2014	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$986	$459	$313	$—	$1,758
Restructuring	57	55	28	—	140
Other acquisition and portfolio project costs	15	3	2	—	20
Asset impairments	2	1	4	—	7
Adjusted operating income	$1,060	$518	$347	$—	$1,925

Depreciation and amortization (a)	$266	$194	$80	$—	$540

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2016 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net income attributable to Delphi	$192	$344	$1,450	$1,351
Loss (income) from discontinued operations attributable to Delphi, net of tax	7	(4)	(262)	(42)
Income from continuing operations attributable to Delphi	199	340	1,188	1,309
Adjusting items:
Restructuring	108	19	177	140
Other acquisition and portfolio project costs	17	14	47	20
Asset impairments	10	—	16	7
(Gain) loss on business divestitures, net	33	—	8	—
Debt extinguishment costs	6	—	58	34
Transaction and related costs associated with acquisitions	30	6	43	6
Contingent consideration liability fair value adjustment	(7)	—	(7)	—
Tax impact of adjusting items (a)	(5)	7	(35)	(24)
Adjusted net income attributable to Delphi	$391	$386	$1,495	$1,492

Weighted average number of diluted shares outstanding	281.64	296.93	286.64	301.89
Diluted net income per share from continuing operations attributable to Delphi	$0.70	$1.15	$4.14	$4.34
Adjusted net income per share	$1.39	$1.30	$5.22	$4.94

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, as well as the elimination of the net impact of deferred tax asset valuation allowance changes in estimates of $12 million on deferred tax assets in Brazil during the three months ended December 31, 2015, and of $18 million on deferred tax assets in Germany during the three months ended December 31, 2014.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash Flow Before Financing is defined as cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$224	$362	$1,261	$1,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146	134	540	540
Working capital	220	308	(51)	82
Pension contributions	(32)	(44)	(91)	(110)
Other, net	80	70	8	153
Net cash provided by operating activities from continuing operations	638	830	1,667	2,045

Cash flows from investing activities:
Capital expenditures	(165)	(178)	(704)	(779)
Net proceeds from divestiture of discontinued operations	—	—	730	—
Cost of business acquisitions, net of cash acquired (a)	(795)	(345)	(1,654)	(345)
Other, net	(3)	4	(2)	12
Net cash used in investing activities from continuing operations	(963)	(519)	(1,630)	(1,112)

Adjustment for the cost of business acquisitions, net of cash acquired	795	345	1,654	345
Adjustment for net proceeds from divestiture of discontinued operations	—	—	(730)	—
Cash flow before financing	$470	$656	$961	$1,278

(a)
Cost of business acquisitions, net of cash acquired for three months ended December 31, 2015 includes incremental amounts paid to the $844 million of cash that was deposited for the acquisition of HellermannTyton prior to the fourth quarter of 2015.

Investor Contact:
Elena Doom Rosman
248.813.2312
Elena.Rosman@delphi.com

Media Contact:
Andrea Knapp
248.813.1226
Andrea.Knapp@delphi.com